Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Ovintiv Inc.’s Registration Statement (No. 333-188758) on Form S-8 of our report dated June 28, 2021, appearing in the annual report on Form 11-K of Ovintiv U.S. Retirement Plan for the year ended December 31, 2020.

/s/ Plante & Moran, PLLC

Denver, Colorado

June 28, 2021